INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Talbert Medical Management Holdings Corporation on Form S-8 of our report dated April 10, 1996 appearing in the Annual Report on Form 11-K of the FHP International Corporation Employee Stock Ownership Plan (predecessor entity to the FHP International Corporation 401(k) Savings Plan and
The FHP International Corporation PAYSOP, collectively) for the year ended December 31, 1995.


/S/ Deloitte & Touche LLP
Costa Mesa, California
April 18, 1997